                                                                      Exhibit 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND
                             18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of Medical Properties Trust, Inc. (the "Company") for the year ended December 31, 2005 (the "Report"), each of the undersigned, Edward K. Aldag, Jr. and R. Steven Hamner, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 31, 2006                         /s/ Edward K. Aldag, Jr.
                                              ----------------------------------
                                              Edward K. Aldag, Jr.
                                              Chairman, President and
                                              Chief Executive Officer

                                              /s/ R. Steven Hamner
                                              ----------------------------------
                                              R. Steven Hamner
                                              Executive Vice President and
                                              Chief Financial Officer